EXHIBIT 10.6


                        PINECREST INVESTMENT GROUP, INC.
                              EMPLOYMENT AGREEMENT

     Agreement, effective as of January 1, 2000, by and between David B. Howe, an individual currently residing at 2008 Alder Way Tampa, Florida 33510, (the "Executive"), and Pinecrest Investment Group, Inc., a Florida corporation maintaining business offices at 1211 Tech Blvd., Suite 101, Tampa, Florida 33619 (the "Corporation").

                             BACKGROUND INFORMATION
                             ----------------------

     The Corporation wishes to secure the employment services of the Executive for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Executive is willing to be so employed. Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS
                              --------------------

     1. Employment and Term.
        --------------------

     The Corporation hereby employs Executive and the latter hereby accepts employment by the Corporation for the five year period commencing January 1, 2000 (the "Commencement Date"), which employment shall be automatically extended for unlimited successive one year periods (each a "Successor Term") unless it is terminated during the pendency of any such Term, whether Initial or Successor, by the occurrence of one of the events described in Section 8. hereof, or at the end of any such Term by one party furnishing the other with written notice, at least 60 days prior to the expiration of such Term, of an intent to terminate this Agreement upon the expiration of such Term.

     2. Duties.
        -------

         During the Term of this Agreement, whether Initial or Successor, the Executive shall render to the Corporation services as its President and Chief
Executive Officer, and shall perform such duties as may be designated by and subject to the supervision of the Corporation's Board of Directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Corporation, through action of its Board of Directors. During such period, the Executive shall devote his full business attention, time and energies to the operations and affairs of the Corporation (subject to the terms of Section 7. below), and will use his best efforts to promote the interests and reputation of the Corporation; provided that he may pursue such noncompetitive activities during weekday evenings and on weekends, such as teaching, consulting or other remunerative or non-remunerative activities, as do not interfere, to any degree, with the complete performance of his obligations hereunder. Any question of interpretation, which may arise under the preceding provison, shall be resolved by majority decision of the Corporation's Board of Directors. Hours of service to the Corporation during the Term of this Agreement shall be a minimum of 40 per week and otherwise as reasonably determined by the Corporation's Board of Directors. The Corporation shall not, without his consent, remove the Executive's principal place of business from Florida.

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     3. Base Compensation.
        ------------------

     For the services to be rendered by the Executive under this Agreement the Corporation shall pay him, while he is rendering such services and performing his duties hereunder, and the Executive shall accept as periodic payment for such service, a base compensation (inclusive of any amounts subject to federal or state employment related withholding requirements) of $156,000 per annum, which amount will be payable in arrears in substantially equal semi monthly installments coinciding with the Corporation's normal employment compensation payment cycle or pursuant to such other arrangements as the parties may agree upon (the "Base Compensation"). Such Base Compensation shall be reviewed as of each anniversary of the Commencement Date and may then be increased to take into account increases, if any, in the annual cost of living, or in recognition of the Corporation's attainment of operational goals, all as determined by action of the Corporation's Board of Directors; but under no condition may the Executive's Base Compensation be decreased below the figure then being paid him regardless of any change in or diminution of the Executive's duties owed to the Corporation.

     4. Vacation: Fringe Benefits: Reimbursement of Expenses.
        -----------------------------------------------------

     The Executive shall be entitled to 4 weeks of fully paid vacation during the first annual period of his employment hereunder and to 4 weeks during each successive annual period occurring within the Term of this Agreement, whether Initial or Successor. The timing of vacation periods shall be within the discretion of the Corporation's Board of Directors, reasonably exercised so as not to unnecessarily inconvenience the Executive.

     During his period of employment hereunder, the Executive shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in individual or group medical, health, disability, dental and life insurance programs; pension, profit sharing and other retirement benefit plans; and any other fringe benefits, both for the Executive and his family, as the Corporation may make generally available to its most senior executive employee from time to time; and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject in each case to such reasonable substantiation requirements as may be imposed by the Corporation.

     5. Bonus / Insentive Pay
        ---------------------

     Employee shall earn a bonus, on a pro-rata basis, for meeting the Revenues, Gross Profit and Net Operating Profit guideline indicated in Exhibit A attached hereto and made a part hereof. Thresholds shall be calculated pursuant to GAAP (Generally Accepted Accounting Principles) and as indicated in Exhibit A except that Net Operating Profit shall be calculated as follows: Net Operating Profit shall be the Net Profit before federal, state and local income taxes, determined in accordance with GAAP and adjusted to exclude: (i) any bonus or incentive payments paid to officers, directors, and/or stockholders; (ii) any extraordinary gains or losses (including, but not limited to, gains or losses in disposition of assets); (iii) any deficiency of federal and state income taxes paid in a prior year; and (iv) depreciation. The Bonus shall be calculated within thirty days after the end of each quarter. One-half of the Annually Disbursable Bonus shall be disbursed to Employee within forty-five (45) days after the end of the quarter, and the Bonus, paid annually, shall be disbursed within 90 days after the end of the 60th month from the inception of this Agreement or as otherwise indicated in this Agreement. If Net Operating Profit drops below 50% of projections, No bonus will be paid.

     6. Stock Options.
        --------------

     Employee shall be entitled to incentive qualified stock options in the amount of the market bid price. This price will be determined by the average of the 10 business days prior to granting the option. Employee shall be entitled to receive shares equivalent to 7% of the outstanding shares at the date of granting the option. (See attached Option Agreeement)

     7. Proprietary Interests.
        ----------------------

     During or after the expiration of his term of employment with the Corporation, the Executive shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Corporation, any proprietary or confidential information of the Corporation received by the Executive by virtue of such employment, without first being in receipt of the Corporation's written consent to do so; provided that nothing contained herein shall restrict the Executive's use or disclosure of such information known to the public (other than that which he may have disclosed in breach of this Agreement), or as required by law (so long as the Executive gives the Corporation prior notice of such required disclosure).

     8. Restrictive Covenant.
        ---------------------

          a. Scope of Covenant. Subject to the provisions of Section 10e. below (the occurrence of which shall render this ss.8. ineffective), the Executive shall not (1) within any geographical area while employed by the Corporation; or (2) within any state within which the Corporation is actively engaged in the conduct of its business, during the two year period following termination of such employment, engage or become interested in, directly or indirectly, as owner, shareholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise, any activity which is then engaged in by the Corporation, nor, during the two year post-termination period, employ or attempt to employ any employee of the Corporation, or otherwise encourage or attempt to encourage any employee of the Corporation to leave the Corporation's employ.

          b. Confidentiality: Disclosure; Proprietary Information. The Executive acknowledges that all records with respect to customers serviced by the Corporation or with respect to employees of the Corporation ("Associated Employees") and lists of customers or proposed customers of the Corporation, or of Associated Employees, and all personal, financial or business information concerning the customers or proposed customers of the Corporation or of Associated Employees, obtained by the Executive during the course of the Executive's employment by the Corporation, are valuable and unique and are proprietary assets of the Corporation. During the Executive's employment by the Corporation and following the termination thereof; the Executive will not at any time disclose any of the records, lists or information previously described in this subsection, nor utilize the same for any reason not previously authorized in writing by the Corporation.

          c. Divisibility of Covenant Period. If any portion of the restrictive covenant contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each state shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser geographic area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against the Executive.

          d. Covenant Independent. Each restrictive covenant on the part of the Executive set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Executive may have, whether fully performed or executory, and the existence of any claim or cause of action by the Executive against the Corporation, whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of any other covenant.

          e. Court Proceedings. In any action or proceeding by the Corporation relating to or involving the enforcement of this covenant, the Executive hereby waives any and all right to a trial by jury with respect to the action, proceeding, or other litigation resulting from or involving the enforcement of this covenant. Further, in any action or proceeding by the Corporation to obtain a temporary restraining order and/or preliminary injunction, the Executive hereby agrees to waive the necessity of the Corporation posting an injunction bond in order to obtain a temporary restraining order and/or preliminary injunction. Should the Corporation's action for a temporary restraining order and/or motion for preliminary injunction be granted in whole or in part and should the Corporation be ultimately unsuccessful in obtaining a permanent injunction to enforce the covenant, the Executive hereby waives any and all rights the Executive may have against the Corporation for any injuries or damages, including consequential damages, sustained by the Executive and arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.

          f. Indemnification. The Executive hereby agrees to indemnify and hold the Corporation harmless from and against any losses, claims, damages or expenses, and/or all costs of prosecution or defense of his rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorney's fees, and all costs and expenses of litigation, arising from or growing out of the Executive's breach or threatened breach of any covenant contained herein.

          g. Extension of Covenant Period. The period of time during which the Executive is prohibited from engaging in the practices identified in a. above shall be extended by any length of time during which the Executive is in breach of such covenants.

          h. Survival of Covenants. All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.

     9. Remedies for Breach of Obligations.
        -----------------------------------

          The parties agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Corporation. They further agree that in the course of performing his services, the Executive will have access to various types of proprietary information of the Corporation, which, if released to others or used by the Executive other than for the benefit of the Corporation, in either case without the Corporation's consent, could cause the Corporation to suffer irreparable and continuing injury. Therefore, the obligations of the Executive established under ss.7. and 8. hereof shall be enforceable by the Corporation both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Corporation to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

    10. Termination of Employment.
        --------------------------

          a. Death. The Executive's employment hereunder shall terminate in the event of the Executive's death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Executive or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Corporation, the Corporation shall be under no further obligation hereunder to the Executive or to his heirs or personal representatives, and the Executive or his heirs or personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

          b. Disability. The Corporation may terminate the Executive's employment hereunder for disability if an independent physician mutually selected by the Executive (or his legal representative) and the Board of Directors or its designee (or, upon an inability of such parties to effect the selection within a period often days, by the independent certified public accounting firm then serving the Corporation) shall have determined that the Executive has been substantially unable to render to the Corporation services of the character contemplated by Section 2. of this Agreement, by reason of a physical or mental illness or other condition, for more than 30 consecutive days or for shorter periods aggregating more than 45 days in any period of 12 consecutive months (excluding in each case days on which the Executive shall be on vacation). In the event of such disability, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Corporation; and upon the Executive's receipt of such salary and benefits the Corporation shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

          c. Termination by the Corporation for Cause. The Corporation may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean any of the following:

               i. The Executive's repeated willful misconduct or gross negligence;

               ii. The Executive's repeated conscious disregard of his obligations hereunder or of any other written duties reasonably assigned to him by the Board of Directors;

               iii.The Executive's repeated conscious violation of any provision of the Corporation's bylaws or of its other stated policies, standards or regulations;

               iv. The Executive's commission of any act involving fraud or moral turpitude; or

               v. A determination that the Executive has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates;

provided, however, that if the Board of Directors of the Corporation desires to terminate the Executive for any of the reasons set forth in: (1) clause (i),
(ii) or (iii) of this Section 10c., the Corporation must be able to demonstrate that, within the 60 day period immediately following the alleged occurrence of each proscribed act or omission preceding the act or omission upon which it is basing its right to effect a termination for Cause, it furnished to the Executive a written description of the allegedly proscribed act or omission and a statement advising him that the Corporation views such conduct as being of the type which could lead to a termination of the Executive for Cause; (2) clause
(ii) or (iii) of this Section 10c., the Board must be able to demonstrate that the Executive has been furnished with a copy of the written duty, bylaw provision, policy, standard or regulation, the violation of which the Executive is being accused, at a time prior to the alleged commission of the violation; or
(3) clause (iv) or (v) of this Section 10c., the Board shall first be required to obtain an opinion from Corporation counsel to the effect that there is an adequate basis upon which either such determination may be made. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Corporation shall be under no further obligation hereunder to the Executive and the Executive no longer shall he entitled to receive any payments or any other rights or benefits under this Agreement.

          d. Termination by the Corporation Other Than for Cause. The Corporation may terminate the Executive's employment hereunder upon the expiration of the Initial Term or any Successor Term, provided that notice of termination is furnished as set forth in Section 1, or at any time prior to the expiration of any successor Term, upon 30 days notice to the Executive, and subject, in either event, to the right of the Executive, within such notification period, to effect his own Good Reason termination as described in subsection e. below. In the event of either such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Corporation, as well as, in the event that the Executive shall have timely effected a Good Reason termination, those benefits authorized under the provisions of subsection e.; and following his receipt of such salary and benefits the Corporation shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

          e. Termination by the Executive for Good Reason. Notwithstanding anything herein to the contrary, the Executive shall be entitled to terminate his employment hereunder for "Good Reason" without breach of this Agreement. For purposes of this Agreement, "Good Reason" shall exist upon the occurrence of any of the following, in each case without the Corporation first being in receipt of the Executive's written consent:

               i. A material change in the title or a substantial elimination of the duties and responsibilities of the Executive;

               ii. A material breach by the Corporation of its obligations hereunder;

               iii. A decision by the Corporation to effect an early termination of the Executive's employment under this Agreement pursuant to the applicable provisions of Section 10d. above.


          In the event of a Good Reason termination by the Executive, the Executive shall nonetheless be entitled to continue to receive from the Corporation his Base Compensation for the succeeding two month period. Except for such continuing entitlement to compensation following any such termination, and except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement, and the Corporation shall have no further obligation hereunder to the Executive following any such termination.

               f. Termination by the Executive for other Than Good Reason. The Executive may terminate his employment hereunder upon the expiration of the Initial Term or any Successor Term, provided that notice of termination is provided as set forth in Section 1. In the event of such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Corporation; and following his receipt of such salary and benefits to the Corporation shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

               g. Life and Disability Insurance Coverage. If termination of employment is due to any reason other than death, the Executive shall have the right, subject to receiving approval of the Corporation (which shall not be unreasonably withheld), to purchase any policy of insurance on his life or insuring against his disability which is owned by the Corporation, the exercise of which right shall be made by notice furnished to the Corporation within 30 days subsequent to the date of termination. The purchase price of each policy of life insurance shall be the sum of its interpolated terminal reserve value (computed as of the closing date) and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date; or if the policy to be purchased shall not have been in force for a period sufficient to generate an interpolated terminal reserve value, the price shall be an amount equal to all net premiums paid as of the closing date. The purchase price of each disability income policy shall be the sum of its cash value and the proportional part of the gross premium last paid before the closing date, which covers any period extending beyond that date. The purchase of any insurance policy by the Executive shall be closed as promptly as may be practicable after the giving of notice, in no event to exceed 30 days therefrom.


     11. Indebtedness of Executive.

     If, during the course of his employment, the Executive becomes indebted to the Corporation for any reason, the Corporation shall, if it so elects, have the right to set-off and to collect any sums due it from the Executive out of any amounts which it may owe to the Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the Corporation shall become immediately due and payable.


     12. Miscellaneous Provisions.

          a. Notice: All notices or other communications required or permitted to be furnished pursuant to this Agreement shall be in writing and shall be considered as properly furnished if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the recipient party at the address appearing in the preamble to this Agreement or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Change of address notices shall be deemed furnished when received. All other notices shall be deemed furnished when mailed, telegraphed or hand delivered.

          b. Non-Assignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Corporation or the Executive, but shall inure to the benefit of and be binding upon the legal representatives and successors in interest of each.

          c. Entire Agreement: This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof; and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

          d. Enforceability: If any term or condition or this agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

          e. Application of Florida Law Jurisdiction: This Agreement, and the application or interpretation thereof; shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough County, Florida. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this agreement is one for performance in Florida, The parties to this agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida Court's taking jurisdiction of any dispute between them. By entering into this agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.

          f. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          g. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

          h. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of; such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

          i. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust) designated on a written form prescribed by the Board of Directors to receive the expiration of Agreement or death benefits described in Section 10. above. Each Beneficiary designation shall be effective only when filed with the secretary of the Corporation during the Executive's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed. If the Executive fails to properly designate a Beneficiary or if the Beneficiary predeceases the Executive or dies before complete distribution of the benefit has been made, the Corporation shall distribute the benefit (or balance thereof) to the Executive's probate estate.

In witness whereof; the parties have executed this Agreement.


                                    PINECREST INVESTMENT GROUP, INC.


                                By: /s/  David B. Howe
                                    --------------------------------------------
                                         David B. Howe, President


                                    EXECUTIVE


                                    /s/  David B. Howe
                                    --------------------------------------------
                                         David B. Howe